UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 31, 2008

CONMED CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

525 French Road
Utica, New York 13502
(Address of principal executive offices, including zip code)

(315) 797-8375
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 31, 2008, CONMED Corporation (the "Registrant") and its subsidiary, CONMED Receivables Corporation, entered into the fourth amendment (the "Amendment") to the Amended and Restated Receivables Purchase Agreement dated as of October 23, 2003 among CONMED Receivables Corporation, the Registrant and Bank of America, N.A., which is Exhibit 10.17 to the Company's Annual Report on Form 10-K for the year ended December 31, 2006.  The Amendment, among other matters, extended the commitment termination date for the receivables securitization from October 31, 2008 until October 31, 2009.

Bank of America, N.A., as the purchaser under the Receivables Purchase Agreement, and its affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Registrant and its subsidiaries.  Bank of America, N.A. has received, and may in the future receive, customary compensation from the Registrant and its subsidiaries for such services.

The foregoing description of the Receivables Purchase Agreement and related matters is qualified in its entirety by reference to the Receivables Purchase Agreement, which will be filed as Exhibit 10.1 hereto and incorporated herein by reference.

Section 9               Financial Statements and Exhibits
Item 9.01               Financial Statements and Exhibits.

(c)	Exhibits

The following exhibit is included herewith:

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Receivables Purchase Agreement dated January 31, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	Robert D. Shallish, Jr.
Vice President-Finance and
Chief Financial Officer

Date:    January 31, 2008